Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Genesis Energy, L.P.’s Registration Statement No. 333-224380, Registration Statement No. 333-219710, Registration Statement No. 333-173337, and Registration Statement No. 333-150239 on Form S-3 of our report dated February 17, 2017, relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C. for the year ended December 31, 2016, appearing in this Annual Report on Form 10-K of Genesis Energy, L.P. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2019